QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2004

MarkWest Energy Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: 303-290-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On October 19, 2004, MarkWest Energy Partners L.P. (the "Partnership") entered into a Purchase Agreement, dated October 19, 2004 (the "Purchase Agreement"), among the Partnership, its wholly-owned subsidiary, MarkWest Energy Finance Corporation ("Finance Corp" and together with the Partnership, the "Issuers"), certain subsidiary guarantors named therein (the "Guarantors") and J.P. Morgan Securities Inc., as representative of the several initial purchasers, relating to the sale and issuance of $225 million in aggregate principal amount of the Issuers' 6.875% senior unsecured notes due 2014 (the "Senior Notes"). Affiliates of several of the initial purchasers, including J.P. Morgan Securities Inc., are lenders under the Partnership's credit facility.

        On October 25, 2004, the Issuers entered into (i) an Indenture, dated as of October 25, 2004 (the "Indenture"), among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee") and (ii) a Registration Rights Agreement, dated October 25, 2004, among the Issuers, the Guarantors and J.P. Morgan Securities Inc., as representative of the several initial purchasers, each relating to the Senior Notes.

        On October 25, 2004, the Senior Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Senior Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

        The Senior Notes will mature on November 1, 2014 and interest is payable on the Senior Notes on each May 1 and November 1, beginning May 1, 2005.

        At any time prior to November 1, 2007, the Issuers may redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price of 106.875% of the principal amount, with the proceeds of certain equity offerings. Before November 1, 2009, the Issuers may redeem some or all of the notes at a make-whole redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest, plus a make-whole premium. On and after November 1, 2009, the Issuers may redeem some or all of the notes at redemption prices (expressed as percentages of principal amount) equal to 103.438% for the twelve-month period beginning on November 1, 2009, 102.292% for the twelve-month period beginning on November 1, 2010, 101.146% for the twelve-month period beginning on November 1, 2011 and 100.00% beginning on November 1, 2012, plus accrued and unpaid interest.

        The Indenture restricts the Partnership's ability and the ability of certain of its subsidiaries to: (i) borrow money; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make investments; (iv) use assets as collateral in other transactions; (v) enter into sale and leaseback transactions; (vi) sell certain assets or merge with or into other companies; (vii) enter into transactions with affiliates; and (viii) engage in unrelated businesses. These covenants are subject to a number of important exceptions and qualifications. At any time when the Senior Notes are rated investment grade by both Moody's Investors Service, Inc. and Standard & Poor's Rating Services and no Default or Event of Default (as defined in the Indenture) has occurred and is continuing, the Partnership and its subsidiaries will not be subject to many of such covenants.

        The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Senior Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Senior Notes; (iii) failure by the Partnership to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership to comply for 30 days after notice with provisions of the indenture relating to change of control or asset sales or certain covenants described in the Indenture (provided that notice need not be given and an Event of Default shall occur, 30 days after any breach of the covenants relating to restricted payments or incurrence of indebtedness and issuance of disqualified equity) in each case other than a failure to purchase Senior Notes which will constitute an Event of Default under (ii) above and other than a failure to comply with certain covenants relating to merger, consolidation or sale of assets which will constitute an Event of Default under (iii) above; (v) failure by the Partnership to comply for 60 days after notice with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by either Issuer or any of the Partnership's restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a "Payment Default"); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vii) failure by either Issuer or any of the Partnership's restricted subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of the Senior Notes; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership's significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, all outstanding Senior Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the notes to be due and payable immediately.

        Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will use their reasonable best efforts to file an exchange offer registration statement with the SEC with respect to an offer to exchange the Senior Notes for substantially identical notes that are registered under the Securities Act. Additionally, the Issuers and the Guarantors have agreed to promptly commence the exchange offer after the exchange offer registration statement is declared effective by the SEC and to use their reasonable best efforts to complete the exchange offer not later than 60 days after such effective date. Under some circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the notes and to use their reasonable best efforts to keep the shelf registration statement effective until the earlier of the period specified in Rule 144(k) or the sale pursuant to the shelf registration statement of all of the Senior Notes registered thereunder. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Senior Notes within the specified time periods.

        The description set forth above is qualified in its entirety by the Purchase Agreement, Indenture, the form of Senior Notes and the Registration Rights Agreement, which are filed herewith as exhibits.

Item 9.01. Financial Statements and Exhibits.

(c)
Exhibits

        Each exhibit identified below is filed as part of this report:

Exhibit 4.1	Purchase Agreement dated October 19, 2004, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein.
Exhibit 4.2	Registration Rights Agreement dated October 25, 2004, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein.
Exhibit 4.3	Indenture dated as of October 25, 2004, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.
Exhibit 4.4	Form of 6.875% Series A Senior Notes due 2014 with attached notation of Guarantees (incorporated by Reference to Exhibits A and D of Exhibit 4.3 hereto).
Exhibit 99.1	Press Release dated October 19, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarkWest Energy Partners, L.P. (Registrant)
	By:	MarkWest Energy GP, L.L.C. its General Partner
Date: October 25, 2004	By:	/s/ JAMES G. IVEY
	Name:	James G. Ivey
	Title:	Chief Financial Officer

QuickLinks

  Item 1.01 Entry into a Material Definitive Agreement.
  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES